For Immediate Release	Exhibit 99

Earl O. Bradley, III
Phone: 931-552-6176

Patrick C. Greenwell
Phone: 931-552-6176

FIRST ADVANTAGE BANCORP
ANNOUNCES ANNUAL MEETING DATE

Clarksville, Tennessee.  February 3, 2009.  First Advantage Bancorp (the “Company”) [Nasdaq:  FABK], announced today that the Company’s annual meeting of stockholders will be held at 1:00 p.m., local time, on Wednesday, May 20, 2009 at the First Federal Savings Bank,  St. Bethlehem Branch, 2070 Wilma Rudolph Blvd., Clarksville, Tennessee.

    First Advantage Bancorp is the holding company of First Federal Savings Bank.  Founded in 1953, First Federal Savings Bank is a federally-chartered savings bank headquartered in Clarksville, Tennessee.  The Bank operates as a community-oriented financial institution, with four full-service offices and one limited service office in Montgomery County, Tennessee, which is approximately 40 miles northwest of the city of Nashville.  The Bank offers a full range of retail and commercial financial services and its website address is http://www.firstfederalsb.com.